                                                                                                 EXHIBIT 99.1

Talk America Reports Third Quarter Results
Revenue, EBITDA and Lines on Network Ahead of Guidance

THIRD QUARTER HIGHLIGHTS
•	Voice equivalent lines on network of 192,000
•	Total voice equivalent lines of 580,000
•	Data equivalent lines of 65,000
•	Total revenue of $120.6 million
•	EBITDA of $20.9 million
•	Net income of $5.2 million, or $0.17 per share on a diluted basis
•	Cash balance of $42.3 million; total debt of $5.9 million

New Hope, PA - November 1, 2005 - Talk America (NASDAQ: TALK) today announced results for the third quarter 2005. For the third quarter 2005, we reported net income of $5.2 million, or $0.17 per share on a diluted basis, as compared to net income of $9.0 million, or $0.32 per share on a diluted basis, for the third quarter 2004. For the third quarter 2005, on-net revenues, off-net revenues and long distance only and other revenues were $23.9 million, $79.9 million and $16.8 million, respectively. Results for the quarter include the operations of LDMI from July 13, 2005, the closing date of the acquisition.

(Note: See the schedule accompanying this news release for reconciliation to generally accepted accounting principles (GAAP) for the non-GAAP financial measure mentioned in this release)

INCREASING YEAR-END TARGET FOR NETWORKED LINES
During the third quarter 2005, we migrated over 80,000 customer lines onto our network representing new sales and existing customer migrations. Ed Meyercord, Chief Executive Officer and President of Talk America, commented “our success in achieving these aggressive targets is based on focused execution and the coordination of networking, IT and customer operations. Our automated back office systems allow us to seamlessly migrate customers onto our own networking platform. We expect to migrate over 100,000 customer lines in the fourth quarter and are raising our year-end target for voice lines on network to the range of 275,000 to 285,000.”

INTEGRATION OF LDMI ACQUISITION
Mr. Meyercord commented,"We closed the acquisition of LDMI in the third quarter and integration initiatives are going well. We have used our core competency in operations to improve quality of service, streamline business processes and drive economic efficiencies. The successful integration of LDMI provides a roadmap for future combinations.”

NEW GROWTH OPPORTUNITIES WITH NETWORK TELEPHONE ACQUISITION
Our acquisition of NTC will open new markets and create new growth opportunities for the combined entity. Our current plans are to commence sales and customer migrations in the Atlanta market in the first quarter of 2006 and augment 22 NTC end offices with five additional end offices to address our footprint of 25,000 lines and a market of approximately 1.6 million business and residential lines.  We will use our soft-switched IP network to deliver voice and broadband services in the Southeast. This new network will enable NTC’s business-focused sales team to begin offering customers a higher end product solution for more complex telecommunication needs. In addition, we have begun to jointly evaluate with NTC the remaining markets where they’ve been successful in building business franchises for potential expansion into the consumer market.

FINANCIAL GUIDANCE
Our financial guidance for 2006 reflects the acquisition of NTC assuming closing on January 3, 2006. Guidance for 2006 EBITDA excludes the impact from the expensing of options pursuant to FAS 123(R). We expect that the expensing of options will have a negative effect on EBITDA for 2006 and will adjust our guidance when we have more information on the projected impact. Our operational and financial targets are as follows:

Metrics	Q4 2005
Voice Equivalent Lines on Network	275k-285k
Data Equivalent Lines	70k
Total Revenue	$107-$110 mm
EBITDA	$13-$16 mm

	2005		2006
Metrics	Previous	Current	Previous	Current
Voice Equivalent Lines on Network	255k	275k-285k	400k	455k
Data Equivalent Lines	70k	70k	90k	160k
Total Revenue	$430-$440 mm	$455-$458 mm	$385-$395 mm	$445-$455 mm
EBITDA	$83-$87 mm	$84-$87 mm	$55-$65 mm	$60-$70 mm
Capital Expenditures (Including Software)	$53-$58 mm	$53-$58 mm	$18-$22 mm	$21-$25 mm

CONFERENCE CALL
Talk America management will host a conference call to discuss the third quarter 2005 operating results at 5:00 p.m. ET on November 1, 2005.  The call can be accessed by dialing the following:  US 800-255-2466, International, 212-676-4900.  A replay of the call will be available through 7:00 p.m. ET on November 8, 2005 by dialing the following: 800-633-8284, International 402-977-9140.  The reservation number for the replay is 21265816.

Additionally, a live web simulcast of the conference call will be available online at www.talkamerica.com and www.streetevents.com.

About Talk America

Talk America is a leading competitive communications provider that offers phone services and high speed internet access to both residential and business customers.  Talk America delivers value in the form of savings, simplicity and quality service to its customers through its leading edge network and award-winning back office.

Please Note: The statements contained herein regarding the consummation of the acquisition of NTC, the future results of NTC and the effects and results of the acquisition on the business and results of operations of Talk America should be, and certain other of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," "forecast," "guidance," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, the non-completion of the NTC acquisition or our inability to integrate effectively and as anticipated the business of NTC upon the completion of the acquisition, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, failure to establish and deploy our own local network as we plan to do or to operate it in a profitable manner, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under our direct marketing channels to a smaller marketing footprint, attrition in the number of end users, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network and unbundled network element pricing methodology.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in our Quarterly Report on Form 10-Q filed August 9, 2005, our Annual Report on Form 10-K for the year-ended December 31, 2004, filed on March 16, 2005, as amended by our Form 10-K/A filed March 30, 2005, and any subsequent filings. We undertake no obligation to update our forward-looking statements.

--Financial Tables To Follow—

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Revenue	$120,645	$120,929	$348,149	$345,761

Costs and expenses:
Network and line costs, excluding depreciation and amortization (see below)	64,413	58,260	181,090	164,500
General and administrative expenses	23,496	17,925	59,946	52,544
Provision for doubtful accounts	4,515	5,728	14,909	14,054
Sales and marketing expenses	7,294	19,318	21,335	55,806
Depreciation and amortization	11,618	5,442	30,734	15,895
Total costs and expenses	111,336	106,673	308,014	302,799

Operating income	9,309	14,256	40,135	42,962
Other income (expense):
Interest income	199	61	873	204
Interest expense	(114)	561	(164)	(698)
Other expense, net	(5)	--	(361)	--
Income before provision for income taxes	9,389	14,878	40,483	42,468
Provision for income taxes	4,172	5,867	16,428	16,747

Net income	$5,217	$9,011	$24,055	$25,721

Income per share - Basic:
Net income per share	$0.18	$0.33	$0.86	$0.96

Weighted average common shares outstanding	29,808	26,974	28,122	26,799

Income per share - Diluted:
Net income per share	$0.17	$0.32	$0.84	$0.92

Weighted average common and common equivalent shares outstanding	30,357	27,737	28,796	27,854

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	September 30, 2005	December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$42,318	$47,492
Accounts receivable, trade (net of allowance for uncollectible accounts of $14,835 and $17,508 at September 30, 2005 and December 31, 2004, respectively)	45,240	48,873
Deferred income taxes	20,207	34,815
Prepaid expenses and other current assets	8,010	6,888
Total current assets	115,775	138,068

Property and equipment, net	95,234	65,823
Goodwill	39,492	13,013
Intangibles, net	4,997	1,966
Deferred income taxes	21,893	14,291
Capitalized software and other assets	9,234	8,567
	$286,625	$241,728

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$42,535	$38,843
Sales, use and excise taxes	7,142	11,179
Deferred revenue	15,294	15,321
Current portion of long-term debt	4,207	2,529
Accrued compensation	8,321	6,690
Other current liabilities	13,341	10,022
Total current liabilities	90,840	84,584

Long-term debt	1,714	1,717

Deferred income taxes	4,589	13,906

Commitments and contingencies	--	--

Stockholders' equity:
Preferred stock - $.01 par value, 5,000,000 shares authorized; no shares outstanding	--	--
Common stock - $.01 par value, 100,000,000 shares authorized; 30,299,778 and 27,037,096 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	316	284
Additional paid-in capital	380,283	356,409
Accumulated deficit	(186,117)	(210,172)
Treasury stock - $.01 par value, 1,315,789 shares at September 30, 2005 and December 31, 2004 , respectively	(5,000)	(5,000)
Total stockholders' equity	189,482	141,521
	$286,625	$241,728

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net income	$24,055	$25,721
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	14,909	14,054
Depreciation and amortization	30,734	15,895
Loss on sale, retirement and write-down of assets	359	--
Non-cash interest and amortization of accrued interest liabilities	--	(956)
Deferred income taxes	13,341	14,257
Non-cash compensation	--	9
Changes in assets and liabilities:
Accounts receivable, trade	726	(22,609)
Prepaid expenses and other current assets	1,745	(1,979)
Other assets	80	(17)
Accounts payable and accrued expenses	(20,149)	7,238
Sales, use and excise taxes	(4,553)	(977)
Deferred revenue	(3,156)	4,715
Accrued compensation	(1,563)	(5,217)
Other current liabilities	(162)	(653)
Net cash provided by operating activities	56,366	49,481

Cash flows from investing activities:
Proceeds from sale of fixed assets	63	--
LDMI acquisition	(26,536)	--
Capital expenditures	(35,220)	(8,053)
Capitalized software development costs	(2,946)	(2,673)
Net cash used in investing activities	(64,639)	(10,726)

Cash flows from financing activities:
Payments of borrowings	--	(44,258)
Payments of capital lease obligations	(1,586)	(949)
Proceeds from exercise of options	4,685	564
Net cash provided by (used in) financing activities	3,099	(44,643)

Net change in cash and cash equivalents	(5,174)	(5,888)
Cash and cash equivalents, beginning of period	47,492	35,242
Cash and cash equivalents, end of period	$42,318	$29,354

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION

Non-GAAP Financial Measure:

The non-GAAP financial measure that we use in this news release is listed below. We have included reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measures in our financial statements.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is defined as operating income plus depreciation and amortization.

EBITDA
($ in thousands)	Third Quarter
	2005	2004
Operating Income	$9,309	$14,256
Depreciation and Amortization	11,618	5,442
EBITDA	$20,927	$19,698

SOURCE: Talk America Holdings, Inc.

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Contact Info:

Talk America
Jeff Schwartz
215-862-1097
jschwartz@talk.com